Exhibit 10.66

MATERIALS TRANSFER AGREEMENT

This Agreement is among Advanced Cell Technology, Inc. (“ACT”), and Charlotte Farin, Ph.D. and Peter Farin, D.V.M., Ph.D. (Dr. Charlotte Farin and Dr. Peter Farin collectively referred to herein as “Researcher”), professors at North Carolina State University in Raleigh, North Carolina (“The Institution”). The Institution and the Researcher are collectively referred to in this Agreement as the “Recipients.”

The parties hereby agree as follows:

1.                                      Requested Materials. The term “Materials” shall mean the following tangible materials that are requested by Researcher and furnished by ACT under the terms of this Agreement:

Three cloned gaur fetuses

“Materials” shall also include any other materials routinely produced through use of such tangible materials, including, for example, any progeny derived from a cell line, monoclonal antibodies produced by hybridoma cells, DNA or RNA replicated from isolated DNA or RNA, recombinant proteins produced by a recombinant cell line, recombinant proteins produced through use of isolated DNA or RNA, and substances routinely purified from any source material included in the materials (such as recombinant proteins isolated from a cell extract or supernatant by non-proprietary affinity purification methods).

2.                                      Limited Use of Materials. The Recipients agree to use the Materials only for the following experimental research under the direct supervision of Researcher, and not for any other purpose:

To evaluate the fetuses for any gross developmental abnormalities

In consideration of the evaluation of the Materials, ACT shall include Recipients as authors in any publication(s) making use of results obtained from said evaluation.

3.                                      Compliance with Law; No Use With Experiments on Human Subjects. The Recipients shall use the Materials only in compliance with all applicable federal, state and local laws and regulations. The Recipients shall not use the Materials in any in vivo experiments on human subjects without the prior written consent of ACT.

4.                                      Limited Disposition of Materials. The Materials shall remain on the premises of the Institution. The Recipient shall not distribute any Materials to any third party other than employees or students of Institution who are working under the supervision of Researcher. Upon completion of the research, or sooner at the request of ACT, the Recipient shall at the Instruction of ACT either destroy or return any unused Materials.

5.                                      Ownership of Materials. The Recipient acknowledge and agrees that all title and intellectual property rights in the Materials are and shall be owned by ACT. The Recipient agrees to execute and deliver and documents of assignment or conveyance to effectuate the ownership rights of ACT in the Materials.

6.                                      Ownership of Intellectual Property. The Researcher shall promptly inform ACT they intend to commercialize, to file a patent application claiming, or to assert any intellectual property rights in any research results obtained using the Materials. ACT agrees to negotiate in good faith their respective ownership of the research results and any intellectual property rights therein based on their relative contributions to such rights and on any applicable laws relating to ownership of such rights, including without limitation those relating to inventorship and authorship.

7.                                      License Option to ACT. Recipients shall notify ACT promptly of any discoveries, inventions, data, modifications, new substances, and other results of any research using the Materials (“Research Results”). To the extent permitted by law and any conflicting obligations to non-profit sponsors of research, the Recipient hereby grants ACT a first option to obtain an exclusive, worldwide license under any intellectual property rights in any Research Results (the “License Option”). ACT may exercise the License Option upon written notice and the Recipient within thirty (30) days from the date upon which ACT receives notice of the relevant Research Results. In the event that ACT elects to exercise the License Option, the parties shall attempt to negotiate in good faith the license agreement containing commercially reasonable terms and pricing. If the parties are unable to reach agreement within ninety (90) days after the date upon which ACT exercised the license option (the “Negotiation Period”). Then the Recipient will be free to offer such rights to third parties; provided, however, that for a period of one (1) year after the Negotiation Period the Recipient may only offer such rights to third parties on terms and pricing which in the aggregate are no more favorable than those last offered to ACT, unless more favorable terms and pricing have first been offered in writing to ACT and either (i) ACT has declined in writing to accept such terms and pricing or (ii) ACT has not responded after a period of thirty (30) days from the date of such offer. The Recipient shall not use the Materials in research that is subject to a licensing obligation to another commercial entity without the prior written consent of ACT.

8.                                      Publication Rights. Researcher shall have the unrestricted right to publish the results of any research using the Materials; however, in order to prevent the inadvertent loss of patent rights, the Recipients, shall provide ACT with pre-prints or abstracts of any proposed presentation or paper describing any Research Results at least sixty (60) days prior to publication.

9.                                      No Warranties. Any Materials delivered pursuant to this Agreement are understood to be experimental in nature and may have hazardous properties. ACT MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND. EITHER EXPRESSED OR IMPLIED. WITH RESPECT TO THE MATERIALS, AND SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR

THAT THE USE OF THE MATERIALS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF A THIRD PARTY.

10.                               Indemnification. The Recipient assumes all liability for damages which may arise from the use, storage, or disposal of the Materials. To the extent permitted by law, each party shall indemnify and hold the other harmless from any costs and expenses, including reasonable attorneys’ fees, resulting from any claim or demand arising from a breach of any of the terms or conditions of this Agreement.

The parties hereby Execute this Agreement effective as the date last written below.

ADVANCED CELL TECHNOLOGY, INC.

/s/ Philip Damiani	By:	/s/ Robert Lanza M.D
Witness	Printed Name:	Robert Lanza M.D
	Title:	VP Bust sci. Development

	By:	/s/ Charlotte E. Farin
Witness	Printed Name:	Charlotte E. Farin
	Title:	Professor – North Carolina State University

	By:	/s/ Peter Farin
Witness	Printed Name:	Peter Farin
	Title:	Professor – North Carolina State University

Approved for NC State University

	By:	/s/ Mark Crewell
Witness	Printed Name:	Mark Crewell
	Title:	Associate Vice Chancellor for Technology Transfer & Industry Research
3/20/00